Exhibit 99.1

Sanara MedTech Inc. Announces Fourth Quarter and Full Year 2023 Results

FORT WORTH, TX / GlobeNewswire / March 25, 2024 / Sanara MedTech Inc. Based in Fort Worth, Texas, Sanara MedTech Inc. (“Sanara,” the “Company,” “we,” “our” or “us”) (NASDAQ: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical, chronic wound and skincare markets, announced today its strategic, operational and financial results for the quarter and full year ended December 31, 2023.

Zach Fleming, Sanara’s CEO, stated, “During 2023, the Sanara team achieved several key strategic and operational milestones that position the Company for continued strong growth in 2024. These achievements included the acquisition of key assets related to CellerateRX® Surgical Powder and Gel (“CellerateRX”) and the launch of our new ALLOCYTE® Plus Advanced Viable Bone Matrix product (“ALLOCYTE Plus”) while also commercializing BIASURGE® Advanced Surgical Solution (“BIASURGE”). I am grateful to our entire team for their dedication to advancing our goal of developing and commercializing technologies that improve outcomes and reduce costs throughout the U.S.”

Strategic and Operational Highlights in the Fourth Quarter 2023

●	In the fourth quarter 2023, the Company generated a record $17.7 million in sales, representing a ninth record revenue quarter for the Company.

●	For the three months ended December 31, 2023, the Company had a net loss of $0.3 million, compared to a net loss of $4.2 million for the three months ended December 31, 2022. The Company was breakeven on an Adjusted EBITDA* basis for the three months ended December 31, 2023 compared to negative Adjusted EBITDA* of $2.5 million for the three months ended December 31, 2022.

●	During the trailing twelve-month period, the Company’s products were sold in over 1,000 facilities across 34 states plus the District of Columbia. The Company’s products were contracted or approved to be sold in more than 3,000 hospitals/ambulatory surgery centers as of December 31, 2023.

●	In October 2023, Sanara recorded its first sale of ALLOCYTE® Plus, a human cell and tissue-based product. Sanara believes it has a sufficient supply of ALLOCYTE Plus to meet currently expected demand and that it has measures in place to regularly stock the product in the future.

●	First sales of BIASURGE® occurred in early November 2023. The Company believes that BIASURGE’s biocompatibility, efficacy and ability to be left in a wound without a secondary rinse creates a unique combination and will be a market differentiator. Additionally, the Company believes this product can be used in any surgery where Sanara products are currently used.

●	In November 2023, Sanara announced the publication of a retrospective study involving 5,335 patients. The study demonstrated the effectiveness of activated collagen (CellerateRX® Surgical Powder) in promoting surgical wound healing. Specifically, a significant decrease in surgical site infections was observed, exhibiting a significant reduction in surgical site infection rates (59%) among patients undergoing elective surgery. This reduction was most pronounced in clean cases, with a 69% decrease in surgical site infection rates.

●	In December 2023, the Company signed an exclusive license agreement with Tufts University to develop and commercialize patented technology covering 18 unique peptides, which Sanara envisions will strategically advance the CellerateRX platform.

Full Year 2023 Sales Analysis

In 2023, Sanara had sales growth across all major product lines. The Company continues to hire experienced and talented sales managers to drive growth in new territories while also working to increase product sales in existing accounts and expand usage in new specialty areas.

For the year ended December 31, 2023, Sanara generated net revenues of $65.0 million compared to net revenues of $45.8 million for the year ended December 31, 2022, a 42% increase from the prior year. The higher net revenue in 2023 was primarily due to increased sales of soft tissue repair products (CellerateRX, FORTIFY TRG® Tissue Repair Graft, FORTIFY FLOWABLE® Extracellular Matrix, and TEXAGEN® Amniotic Membrane Allograft) and bone fusion products (BiFORM® Bioactive Moldable Matrix, AMPLIFY™ Verified Inductive Bone Matrix, and ALLOCYTE®). This was a result of our increased market penetration, geographic expansion and our continuing strategy to expand our independent distribution network in both new and existing U.S. markets.

Earnings Analysis

Sanara reported a loss before income taxes of $4.4 million for the year ended December 31, 2023, compared to a loss before income taxes of $13.9 million for the year ended December 31, 2022. The lower loss in 2023 was primarily due to increased gross profit and changes in fair value of earnout liabilities, partially offset by higher SG&A costs, higher R&D expenses, and higher amortization of our acquired intangible assets. For the year ended December 31, 2023, Sanara had a net loss of $4.4 million, compared to a net loss of $8.1 million for the year ended December 31, 2022. The lower net loss in 2023 was primarily achieved by additional gross profit realized on higher 2023 revenues.

The Company generated Adjusted EBITDA of negative $0.3 million for the year ended December 31, 2023, compared to Adjusted EBITDA of negative $7.5 million for the year ended December 31, 2022.

* Adjusted EBITDA is a non-GAAP financial measure. See the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliations at the end of this release for additional information.

Use of Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net loss excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash stock compensation expense, change in fair value of earnout liabilities, and gains/losses from the disposal of property and equipment. The Company’s believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations across periods on a consistent basis. Accordingly, the Company adjusts for items such as change in fair value of earnout liabilities when calculating Adjusted EBITDA because the Company believes that it is not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Conference Call

Sanara will host a conference call on Tuesday, March 26, 2024, at 9:00 a.m. Eastern Time. The toll-free number to call for this teleconference is 888-506-0062 (international callers: 973-528-0011) and the access code is 186401. A telephonic replay of the conference call will be available through Tuesday, April 9, 2024, by dialing 877-481-4010 (international callers: 919-882-2331) and entering the replay passcode: 50126.

A live webcast of Sanara’s conference call will be available under the Investor Relations section of the Company’s website, www.SanaraMedTech.com. A one-year online replay will be available after the conclusion of the live broadcast.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets, distributes and develops surgical, wound and skincare products for use by physicians and clinicians in hospitals, clinics and all post-acute care settings and offers wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix as well as a portfolio of advanced biologic products focusing on ACTIGEN™ Verified Inductive Bone Matrix, ALLOCYTE™ Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix, TEXAGEN® Amniotic Membrane Allograft, and BIASURGE® Advanced Surgical Solution to the surgical market. In addition, the following products are sold in the wound care market: BIAKŌS® Antimicrobial Skin and Wound Cleanser, BIAKŌS® Antimicrobial Wound Gel, BIAKŌS® Antimicrobial Skin and Wound Irrigation Solution and HYCOL® Hydrolyzed Collagen. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement and cell compatible substrates. The Company believes it has the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the biocompatibility and efficacy of BIASURGE®, the potential benefits created by the acquisition of certain assets related to the Company’s collagen products business, the anticipated impact of such acquisition on the Company’s business and future financial and operating results, the Company’s ability to develop and commercialize the new collagen-based products currently under development, including the manufacturing, distribution, marketing and sale of such products, the Company’s ability to maintain or replace the manufacturing and distribution process of the sellers in the acquisition, including relationships with vendors, the development of new products, the timing of commercialization of our products, the regulatory approval process and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash	$5,147,216	$8,958,995
Accounts receivable, net	8,474,965	6,805,761
Accounts receivable – related parties	8,400	98,548
Royalty receivable	49,344	99,594
Inventory, net	4,717,533	3,549,000
Prepaid and other assets	608,411	1,104,611
Total current assets	19,005,869	20,616,509

Long-term assets
Intangible assets, net	44,926,061	31,509,980
Goodwill	3,601,781	3,601,781
Investment in equity securities	3,084,278	3,084,278
Right of use assets – operating leases	1,995,204	806,402
Property and equipment, net	1,257,956	1,416,436
Total long-term assets	54,865,280	40,418,877

Total assets	$73,871,149	$61,035,386

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,924,082	$1,392,701
Accounts payable – related parties	77,805	34,036
Accrued bonuses and commissions	7,676,770	7,758,284
Accrued royalties and expenses	2,047,678	2,144,475
Earnout liabilities – current	1,100,000	1,162,880
Current portion of debt	580,357	-
Operating lease liabilities – current	361,185	313,933
Total current liabilities	13,767,877	12,806,309

Long-term liabilities
Long-term debt, net of current portion	9,113,123	-
Earnout liabilities – long-term	2,723,001	6,003,811
Operating lease liabilities – long-term	1,737,445	505,291
Other long-term liabilities	1,941,686	-
Total long-term liabilities	15,515,255	6,509,102

Total liabilities	29,283,132	19,315,411

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 8,535,239 issued and outstanding as of December 31, 2023 and 8,299,957 issued and outstanding as of December 31, 2022	8,535	8,300
Additional paid-in capital	72,860,556	65,213,987
Accumulated deficit	(28,036,814)	(23,394,757)
Total Sanara MedTech shareholders’ equity	44,832,277	41,827,530
Equity attributable to noncontrolling interest	(244,260)	(107,555)
Total shareholders’ equity	44,588,017	41,719,975
Total liabilities and shareholders’ equity	$73,871,149	$61,035,386

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022

Net Revenue	$64,989,842	$45,842,845

Cost of goods sold	7,852,686	6,360,851

Gross profit	57,137,156	39,481,994

Operating expenses
Selling, general and administrative expenses	56,994,753	45,976,328
Research and development	4,132,425	3,367,032
Depreciation and amortization	3,675,026	2,371,068
Change in fair value of earnout liabilities	(3,449,895)	284,746
Total operating expenses	61,352,309	51,999,174

Operating loss	(4,215,153)	(12,517,180)

Other income (expense)
Interest expense and other	(475,783)	-
Share of losses from equity method investment	-	(379,633)
Gain (loss) on disposal of investment	251,034	(1,040,311)
Total other income (expense)	(224,749)	(1,419,944)

Loss before income taxes	(4,439,902)	(13,937,124)
Income tax benefit	-	5,844,796

Net loss	(4,439,902)	(8,092,328)

Less: Net loss attributable to noncontrolling interest	(136,705)	(154,831)

Net loss attributable to Sanara MedTech shareholders	$(4,303,197)	$(7,937,497)

Net loss per share of common stock, basic and diluted	$(0.52)	$(1.00)

Weighted average number of common shares outstanding, basic and diluted	8,278,949	7,906,794

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(4,439,902)	$(8,092,328)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,675,026	2,371,068
Loss on disposal of property and equipment	-	2,634
Bad debt expense	202,941	280,000
Inventory obsolescence	406,812	540,090
Share-based compensation	3,442,722	2,702,633
Noncash lease expense	342,972	263,518
Loss on equity method investment	-	379,633
(Gain) Loss on disposal of investment	(251,034)	1,040,311
Benefit from deferred income taxes	-	(5,844,796)
Accretion of finance liabilities	98,926	-
Amortization of debt issuance costs	5,138	-
Change in fair value of earnout liabilities	(3,449,895)	284,746
Changes in operating assets and liabilities:
Accounts receivable, net	(1,821,895)	(2,250,223)
Accounts receivable – related parties	90,148	(18,761)
Inventory, net	(1,545,339)	(517,271)
Prepaid and other assets	496,200	(159,592)
Accounts payable	531,380	(301,966)
Accounts payable – related parties	43,768	(121,781)
Accrued royalties and expenses	(739,645)	1,156,073
Accrued bonuses and commissions	(81,513)	2,994,512
Operating lease liabilities	(252,366)	(263,370)
Net cash used in operating activities	(3,245,556)	(5,554,870)
Cash flows from investing activities:
Purchases of property and equipment	(265,246)	(147,015)
Proceeds from disposal of property and equipment	650	1,549
Purchases of intangible assets	-	(600,000)
Investment in equity securities	-	(250,000)
Acquisitions, net of cash acquired	(9,942,750)	(2,516,164)
Net cash used in investing activities	(10,207,346)	(3,511,630)
Cash flows from financing activities:
Loan proceeds, net	9,688,341	-
Equity offering net proceeds	911,371	-
Net settlement of equity-based awards	(135,794)	(407,346)
Cash payment of finance and earnout liabilities	(822,795)	-
Distribution to noncontrolling interest member	-	(220,000)
Net cash provided by (used in) financing activities	9,641,123	(627,346)
Net decrease in cash	(3,811,779)	(9,693,846)
Cash, beginning of period	8,958,995	18,652,841
Cash, end of period	$5,147,216	$8,958,995

Cash paid during the period for:
Interest	$283,948	$206
Supplemental noncash investing and financing activities:
Right of use assets obtained in exchange for lease obligations	1,531,773	-
Equity issued for acquisitions	3,089,645	15,738,518
Earnout and other liabilities generated by acquisitions	3,759,642	6,882,151
Investment in equity securities converted in asset acquisition	-	1,803,440

Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net Loss	$(262,444)	$(4,163,485)	$(4,439,902)	$(8,092,328)
Adjustments
Interest expense and other	269,783	-	458,083	-
Income tax benefit	-	-	-	(5,844,796)
Depreciation and amortization	1,094,783	814,316	3,675,026	2,371,068
Noncash share-based compensation	860,559	781,097	3,442,722	3,790,817
Change in fair value of earnout liabilities	(1,954,985)	111,630	(3,449,895)	284,746
Loss on disposal of property and equipment	-	(242)	-	2,634
Adjusted EBITDA	$7,696	$(2,456,684)	$(313,966)	$(7,487,859)